Service Corporation International Announces Private Offering of $425 Million of Senior Notes

HOUSTON, June 17, 2013 /PRNewswire/ -- Service Corporation International (NYSE: SCI) (the "Company") announced today that it has commenced a private offering of $425 million aggregate principal amount of Senior Notes due 2022. The Company intends to use the net proceeds from the offering, together with borrowings under its senior credit facilities and cash on hand, to finance the Company's previously announced acquisition of Stewart Enterprises, Inc. ("Stewart"), including the repayment of certain existing indebtedness of Stewart and the payment of transaction costs. The proceeds from the offering will be placed in escrow pending the closing of the acquisition. The acquisition is expected to close in late 2013 or early 2014, subject to regulatory approvals and customary closing conditions. If the acquisition is not completed, the company will be required to redeem all of the notes.

The notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and outside the United States only to non-U.S. investors pursuant to Regulation S. The notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Cautionary Statement on Forward-Looking Statements
The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable conditions in the financing markets, divestitures that may be required in connection with obtaining antitrust approvals for the acquisition, and our ability to successfully complete these proposed offerings on favorable terms.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2012 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International
Service Corporation International, headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At March 31, 2013, we owned and operated 1,437 funeral homes and 374 cemeteries (of which 213 are combination locations) in 43 states, eight Canadian provinces and the District of Columbia. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:

Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Lisa Marshall - Managing Director / Corporate Communications	(713) 525-3066